Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF

FINANCIAL OFFICER PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The certification set forth below is being submitted in connection with the report on Form 10-K of QuinStreet, Inc. (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Douglas Valenti, the Chief Executive Officer and Gregory Wong, the Chief Financial Officer of QuinStreet, Inc., each certifies that, to the best of his knowledge:

1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of QuinStreet, Inc.

Date: August 19, 2015

/s/ Douglas Valenti
Name: Douglas Valenti
Chairman and Chief Executive Officer
(Principal Executive Officer)

/s/ Gregory Wong
Name: Gregory Wong
Chief Financial Officer and Senior Vice President
(Principal Financial and Accounting Officer)